Exhibit 31.1
CERTIFICATIONS
I, Orson Oliver, certify that:

1.	I have reviewed the Form 10-K/A for the year ended December 31, 2013 of Industrial Services of America, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2014	/s/ Orson Oliver
Date	Orson Oliver, Chairman of the Board and Interim Chief Executive Officer